EXHIBIT 10.24

July 13, 1999


VIA FACSIMILE NUMBER (812) 342-0422

Mr. Shinobu Shimojima
Chief Executive Officer and President
Onkyo America, Inc.
3030 Barker Drive
Columbus, Indiana 47201

RE:      Top Source Technologies, Inc./Onkyo America

Dear Mr. Shimojima:

     This letter confirms our recent discussions regarding Onkyo America's ("Onkyo") purchase of 4.9% of the stock of Top Source Automotive, Inc. ("TSA") for $500,000 and the exclusive right to purchase 100% of the assets of TSA on or before September 17, 1999.

     Upon your execution of this letter agreement, and payment of $500,000 Onkyo shall own 4.9% of TSA's outstanding common stock and TSA shall grant to Onkyo the exclusive right to purchase 100% of the assets of TSA until 5:00 p.m. Miami time on September 17, 1999, subject to the following terms and conditions:

         1.       Onkyo shall wire transfer $500,000 to:

                  Michael Harris, P.A. Trust Account
                        Citibank, F.S.B.
                        Palm Beach Gardens Branch
                        11521 U.S. Highway One
                        Palm Beach Gardens, FL  33410
                        (800)374-9800

                  ABA ROUTING#:
                  ACCOUNT NUMBER:

                  or before Wednesday, July 15, 1999 5:00 p.m. Miami time.

2. Assuming TSA's current exclusive agreement with NCT Audio, Inc. ("NCT") expires on Thursday, July 15, 1999 at 5:00 p.m. Miami time; at 5:01 p.m. Miami time the $500,000 shall be released to TSA and a stock certificate evidencing Onkyo's ownership of 4.9% of the issued and outstanding stock of TSA shall be promptly delivered to Onkyo; provided, however, that Onkyo shall have no right or claim to any dividends accrued or paid on their 4.9% minority interest in TSA through September 17, 1999, and, provided further, that in the event Onkyo does not close the purchase of 100% of the assets of TSA by September 17, 1999, or later date agreed to by both parties, and Top Source Technologies, Inc. (the "Parent") or TSA subsequently finds a third-party buyer for 100% of the common stock or assets of TSA after Onkyo's exclusive right has lapsed, Onkyo agrees to sell its 4.9% of TSA's common stock to such third-party purchaser for the pro-rata share of the consideration to be paid by such purchaser to TSA or the Parent for 100% of the common stock or assets of TSA, payable in the same type of consideration and at the same times as the Parent receives such consideration; and

3. Onkyo and TSA shall, in good faith, negotiate the terms of a definitive agreement to purchase 100% of the assets of TSA, such transaction to close on or before September 17, 1999.

4. At closing, the $500,000 paid for 4.9% of TSA outstanding stock will be applied to the $9,000,000 cash component of the purchase price, in exchange for return of 4.9% of TSA outstanding stock.

     Please confirm your agreement to the above terms by signing in the place indicated below.

Very truly  yours,


William C.  Willis,  Jr.,
Chairman and CEO On behalf of
Top Source Technologies, Inc. and
Top Source Automotive, Inc.

We hereby agree to the foregoing.

Onkyo  America,  Inc.


 By:   ---------------------------------------------------
       Shinobu Shimojima, Chief Executive Officer and President